Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form S-1 of our report dated September 5, 2025, relating to the financial statements of FutureCrest Acquisition Corp. as of June 30, 2025, and for the period from June 9, 2025 (inception) through June 30, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Withum Smith+Brown, PC

Whippany, New Jersey

September 5, 2025